Christine Patton
General Counsel


                                                                    EXHIBIT 5.1


                                                              November 26, 2002
PartnerRe Ltd.
96 Pitts Bay Road
Pembroke HM 08
Bermuda


Ladies and Gentlemen:

Re:  Registration Statement on Form S-3

I am the General Counsel for PartnerRe Ltd., a Bermuda company ("PartnerRe"), in connection with the filing by PartnerRe, PartnerRe Finance II Inc., PartnerRe Capital Trust II and PartnerRe Capital Trust III with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to (i) common shares of PartnerRe (the "Common Shares"), (ii) preferred shares of PartnerRe (the "Preferred Shares"), (iii) debt securities of PartnerRe (the "Debt Securities"), and (iv) guarantees by PartnerRe in respect of (x) debt securities issued by PartnerRe Finance II Inc., and (y) preferred securities issued by PartnerRe Capital Trust II and PartnerRe Capital Trust III (together, the "Guarantees"), in each case, as may be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$600,000,000.

The Common Shares, the Preferred Shares, the Debt Securities and the Guarantees are collectively referred herein as the "Securities." For the purposes of this opinion I have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement and the Prospectus contained therein have the same meanings when used in this opinion.

In stating my opinion I have reviewed such documents and have relied upon originals or certified copies of such documents as I have deemed relevant and necessary as a basis for such opinion, and I have not attempted independently to verify or establish the factual matters set forth in such documents.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to me, I am of the opinion that:

(a) PartnerRe is an exempted company incorporated with limited liability, validly organized and existing and in good standing under the laws of Bermuda.


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(b)      When duly issued and paid for pursuant to and in accordance with the terms of any duly adopted Board Resolutions of PartnerRe which have authorised their issue in accordance with the terms and conditions referred to or summarised in the Prospectus and the Registration Statement, the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of PartnerRe.

(c) When resolutions of the Board of Directors of PartnerRe have been duly adopted to approve the creation of and issue of the Debt Securities and the Guarantees, in accordance with the respective terms and conditions of the applicable Indenture or Guarantee Agreement as more particularly referred to or summarised in the Registration Statement, and to authorize the execution and delivery thereof, all necessary action required to be taken by PartnerRe pursuant to Bermuda law will have been taken by or on behalf of PartnerRe for the issue by PartnerRe of the Debt Securities and the Guarantees.

(d) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Securities.

Reservations

I have the following reservations:

(a) I express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (a) above, the term "good standing" means that PartnerRe has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of PartnerRe and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of PartnerRe after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute the share capital of, or otherwise to pay money to, PartnerRe.

Disclosure

This opinion is addressed to you in connection with the filing by PartnerRe, PartnerRe Finance II Inc., PartnerRe Capital Trust II and PartnerRe Capital Trust III of the Registration Statement with the United States Securities and Exchange Commission. I consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. I


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further consent to the reference to me under the caption "Legal Opinion" in the prospectus as part of the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Christine E. Patton
-----------------------
Christine E. Patton


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                                    SCHEDULE

1.       A copy of the Registration Statement dated 26 November 2002.

2. A copy of the Trust Agreements of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 11 December 2001, incorporated by reference as Exhibits 4.17 and 4.18 respectively to the Registration Statement.

3. A copy of the forms of Amended and Restated Trust Agreement of PartnerRe Capital Trust II and PartnerRe Capital Trust III, incorporated by reference as Exhibits 4.19 and 4.20 respectively to the Registration Statement.

4. A copy of the Certificates of Trust of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 11 December, 2001, incorporated by reference as Exhibits 4.15 and 4.16 respectively to the Registration Statement.

5. A copy of the form of Senior Indenture to be made by PartnerRe, as issuer, to JPMorgan Chase Bank, as trustee, incorporated by reference as Exhibit 4.10 to the Registration Statement.

6. A copy of the form of Subordinated Indenture to be made by PartnerRe, as issuer, to JPMorgan Chase Bank, as trustee, incorporated by reference as Exhibit 4.11 to the Registration Statement.

7. A copy of the form of Senior Indenture to be made by PartnerRe Finance II Inc., as issuer, to JPMorgan Chase Bank, as trustee, incorporated by reference as Exhibit 4.12 to the Registration Statement.

8. A copy of the form of Subordinated Indenture to be made by PartnerRe Finance II Inc., as issuer, to JPMorgan Chase Bank, as trustee, incorporated by reference as Exhibit 4.13 to the Registration Statement.

9. A copy of the form of Junior Subordinated Indenture to be made by PartnerRe Finance II Inc., as issuer, to JPMorgan Chase Bank as trustee, incorporated by reference as Exhibit 4.14 to the Registration Statement.

         The indentures referred to in 5, 6, 7, 8 & 9 above are collectively defined as the "Indentures," and each individually as an "Indenture."

10. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of PartnerRe.

11. A copy of the permission dated 28th October 1996 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe's common shares.


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12.      A copy of the permission dated 10th June 1997 given by the Bermuda
         Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe's 8% Series A cumulative preferred shares.

13. A copy of the permissions dated 9th and 16th November 2001 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe's 5.61% Series B cumulative redeemable preferred shares.

14. A copy of the permissions dated 9th and 16th November 2001 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe's 8% Premium Equity Participating Security Units.

15. A copy of the form of Preferred Securities Guarantee Agreement with respect to the preferred securities to be issued by Capital Trust II, incorporated by reference as Exhibit 4.21 to the Registration Statement.

16. A copy of the form of Preferred Securities Guarantee Agreement with respect to the preferred securities to be issued by Capital Trust III, incorporated by reference as Exhibit 4.22 to the Registration Statement.

17. A copy of the form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities to be issued by PartnerRe Finance II Inc., incorporated by reference as Exhibit 4.23 to the Registration Statement.

18. A copy of the form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities to be issued by PartnerRe Finance II Inc., incorporated by reference as Exhibit 4.24 to the Registration Statement.

19. A copy of the form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities to be issued by PartnerRe Finance II Inc., incorporated by reference as
         Exhibit 4.25 to the Registration Statement.

         The guarantee agreements referred to in 15, 16, 17, 18 & 19 above are collectively defined as the "Guarantee Agreements," and each individually as a "Guarantee Agreement."